LSB INDUSTRIES, INC.
SUBSIDIARY LISTING
Revised December 16, 2002

LSB INDUSTRIES, INC. (Direct subsidiaries in bold italics)
                            Prime Financial Corporation
                                        Prime Holdings Corporation (f/k/a Tower IV Corporation, f/k/a LSB Leasing Corp.)
                                        Northwest Capital Corporation
                                        ClimaChem, Inc. (5% stock ownership)

                             LSB Holdings, Inc.
                                         LSB-Europa Limited
                                        Summit Machine Tool Inc. Corp.
                                                    Crystal City Nitrogen Company (f/k/a Saffron Corporation)
                                        L&S Automotive Technologies, Inc. (f/k/a L&S Automotive Products Co.)
                                        Climate Master International Limited
                                        Cherokee Nitrogen Company

                             ClimateCraft Technologies, Inc.

                            LSA Technologies Inc.

 INDUSTRIAL PRODUCTS BUSINESS

                             Summit Machine Tool Manufacturing Corp.
                                        Summit Machinery Company
                                                    Tower Land Development Corp.
                                                    Clipmate Corporation (20% held by Waldock and Starrett)
                                                    Pryor Plant Chemical Company (f/k/a LSB Financial Corp.)

                             Hercules Energy Mfg. Corporation

 ENVIRONMENTAL/CHEMICAL BUSINESS

                             ClimaChem, Inc. (95% stock ownership)
                                        Northwest Financial Corporation
                                        Climate Mate, Inc.
                                        The Environmental Group International Limited
                                        LSB Chemical Corp.
                                                    LSB Australia Pty. Ltd. (f/k/a Total Energy Systems Limited)
                                                    El Dorado Chemical Company
                                                                Chemex I Corp. (f/k/a Slurry Explosive Corporation)
                                                    El Dorado Nitric Company (f/k/a El Dorado Nitrogen Company, f/k/a
                                                        LSB Nitrogen Corporation, f/k/a LSB Import Corp.)
                                                                El Dorado Acid, L.L.C. (General Partner of El Dorado Nitrogen, L.P.)
                                                                        El Dorado Nitrogen, L.P. (1% ownership)
                                                                El Dorado Acid II, L.L.C. (Limited Partner of El Dorado ; ; Nitrogen, L.P.)
                                                                        El Dorado Nitrogen, L.P. (99% ownership)
                                                    DSN Corporation
                                                    Chemex II Corp. (f/k/a Universal Tech Corporation)
                                        The Environmental Group, Inc.
                                                    Koax Corp.
                                        International Environmental Corporation
                                        Climate Master, Inc.
                                        The Climate Control Group, Inc. (f/ka APR Corporation)
                                        ClimateCraft, Inc. (f/k/a Summit Machine Tool Systems, Inc.)
                                        ACP International Limited (f/k/a ACP Manufacturing Corp.)
                                        ThermalClime, Inc. (f/k/a LSB South America Corporation)
                                        ClimaCool Corp. (f/k/a MultiClima Holdings, Inc., f/k/a LSB International Corp.)
                                        TRISON Construction, Inc.